EXHIBIT 10.16

AMENDMENT No. 2

TO LOAN AGREEMENT

This Amendment to Loan Agreement (the “Amendment”) is made and entered into as of October 18, 2016, by and between Biodyne Holding SA, a Swiss corporation (the “Lender”) and Hancock Jaffe Laboratories, Inc., a Delaware corporation, (the “Borrower”).

RECITALS

WHEREAS, the Lender and the Borrower are party to a Loan Agreement, dated as of June 30, 2015 (the “Loan Agreement”) and Convertible Promissory Notes with the right of transfer as determined by the Lender in accordance with Section 4 of the Loan Agreement.

WHEREAS, the Lender and the Borrower desire to amend the Loan Agreement to provide for an extension of funding and repayment periods.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.1 of the Loan Agreement is hereby amended to read as follows:

Section 1.1.: This Agreement sets out the terms and conditions upon which the Lender will make available to the Borrower a loan of up to USD 2,200,000 (two million two hundred thousand US Dollars) in several installments through December 29, 2016.

Section 5 of the loan agreement is hereby amended to read as follows:

Section 5: REPAYMENT

5.1.	The Loan shall bear interest at the rate of three per cent (3%) per annum. The interest shall be calculated from the date the Lender remits funds to Borrower
5.2.	Interest shall be due and payable by the Borrower to the Lender on an annual basis, the first payment to occur on December 29, 2016.
5.3.	The Borrower undertakes to repay to the Lender the Loan plus any unpaid interest accruing thereon by December 29, 2016. The Borrower is entitled to repay the loan and the accrued interests at any time before December 29, 2016 without penalty.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Loan Agreement as of the date first written above.

“LENDER”

Biodyne Holding SA

By:
Yury Zhivilo, Managing Director

“BORROWER”

HANCOCK JAFFE LABORATORIES, INC.

By:
William Abbott, Chief Financial Officer

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